Exhibit 99.1

News Release

T1 Energy Reports Second Quarter 2025 Results

Austin, TX and New York, NY, August 20, 2025, T1 Energy Inc. (NYSE: TE) (“T1,” “T1 Energy,” or the “Company”) has reported financial and operating results for the second quarter 2025 and will hold a conference call today.

Headlines

▪	T1 announces transformative agreement with Corning Incorporated. T1 signed a deal to purchase solar wafers produced by Corning Incorporated (NYSE: GLW) in Michigan, which advances the Company’s FEOC compliance effort, boosts development of a domestic solar supply chain and is expected to position T1 as preeminent supplier of American solar modules at time of rising demand.

▪	T1 signed a 437 MW 2025 sales agreement with one of the largest U.S. utilities. The Company has been fielding a noticeably elevated cadence of inbound customer inquiries following the passage of the One Big Beautiful Bill (“OBBB”). During the third quarter, T1 entered into a merchant sales contract with a major U.S. utility for deliveries commencing in Q3 2025. With this sales agreement, T1 is now sold out for 2025 at G1_Dallas based on the low end of the Company’s 2.6 GW production plan.

▪	G2_Austin development progressing. T1’s project development team continues to advance the Company’s $850 million, 5 GW U.S. solar cell plant—the largest planned capital investment in the U.S. polysilicon solar supply chain, according to Rystad Energy. The project is on track to start construction in Q3/Q4 of 2025. As previously disclosed, T1 has elected to develop G2_Austin in two stages of 2.5 GW each. T1 is advancing multiple financing processes to fund G2, including traditional project financing through a consortium of lenders, a mezzanine financing tranche, customer offtake contract deposits, and potential project investments by strategic partners. There is no change to T1’s expectation to start production from the first phase of G2_Austin in Q4 2026. Start of construction remains subject to progress toward achieving compliance with FEOC regulations under the OBBB.

▪	Committee on Foreign Investment in the United States (“CFIUS”) provided notification of no jurisdiction over proposed transaction between T1 and Trina Solar. Earlier in 2025 and as noted previously, T1 and Trina jointly filed a voluntary notice with CFIUS. During the second quarter, CFIUS informed the parties that the transaction was not subject to CFIUS jurisdiction.

▪	T1 is focused on ensuring Section 45X tax credit eligibility. Following the passage of the OBBB, T1’s top strategic priority for 2025 is achieving compliance with FEOC-related requirements to maintain access to the Section 45X Production Tax Credits. T1 is confident in its ability to align the Company’s business plan, strategy, capital structure and supply chain with the OBBB.

“Interest in domestic solar is accelerating on several fronts since early July. We’re seeing increased commercial sales, the pace of offtake agreement discussions is quickening, demand from hyperscale AI projects is phenomenal, and there’s growing interest in our G2_Austin solar cell project,” said Daniel Barcelo, T1’s Chief Executive Officer and Chairman of the Board. “It is clear the time to build a domestic solar supply chain is right now. That’s what we’re delivering.”

Highlights of Second Quarter 2025 and Subsequent Events

▪	G1_Dallas reaches 1 GW production milestone. T1 surpassed the 1 GW cumulative production milestone at G1_Dallas in the second quarter. With the recent commercial momentum from the most recent 473 MW sales agreement announced this morning, T1 is now sold out for 2025 based on the low end of the Company’s production plan of 2.6 GW. As of August 2025, T1 has produced more than 1.2 GW of modules at G1 during 2025.

▪	T1 advances planned G2_Austin 5 GW U.S. solar cell manufacturing project. In June, the Company announced the selection of Yates Construction as the contractor for pre-construction services and site preparations for its planned $850 million, G2_Austin solar cell facility. Yates joins SSOE Group, which has been providing project engineering for G2_Austin since December 2024. T1 also secured a long-term tax abatement from Milam County, Texas, for the facility.

Business Outlook and Guidance

▪	Maintaining 2025 EBITDA guidance of $25 - $50 million, forecast risks skewing to downside. T1’s 2025 full-year EBITDA guidance of $25 - $50 million is unchanged. A mix shift towards merchant sales agreements in H2 2025, the emergence of near-term uncertainties related to implementation of AD/CVDs, reciprocal tariffs, supply chain impacts, and customer safe harboring backlogs have skewed risks towards or below the low-end of the guidance range. T1’s guidance range assumes 2025 G1_Dallas production of 2.6 GW and no additional merchant sales in H2 2025. There are no changes to T1’s projected $650 - $700 million annual run-rate EBITDA estimate based on optimized production at G1_Dallas and G2_Austin.

▪	Update on European Portfolio Optimization. T1 accelerated the wind down of its legacy European operations in the second quarter. The Company has subsequently initiated a strategic communications campaign to highlight the potential value of Giga Arctic repurposed as a data center or AI infrastructure hub, subject to the restoration of previously granted power access by the Norwegian state-owned power grid operator. T1 intends to continue to pursue value maximizing opportunities for its European portfolio and will continue to provide updates as warranted.

Q2 2025 Results Overview

▪	T1 Energy reported a net loss attributable to common stockholders for the second quarter 2025 of $32.8 million, or $0.21 per diluted share compared to a net loss of $27.0 million, or $0.19 per diluted share for the second quarter of 2024. Net loss from continuing operations was $31.8 million, or $0.20 per diluted share for the second quarter of 2025 compared to $10.3 million or $0.07 per diluted share for the second quarter of 2024. Net loss from discontinued operations was less than $0.1 million or $0.00 per diluted share for the second quarter of 2025 compared to $16.8 million or $0.12 per diluted share for the second quarter of 2024.

▪	As of June 30, 2025, T1 had cash, cash equivalents, and restricted cash of $46.7 million.

Presentation of Second Quarter 2025 Results

A presentation will be held Wednesday, August 20, 2025, at 8:00 am Eastern Daylight Time to discuss financial and operating results for the second quarter. The results and presentation material will be available for download at https://ir.t1energy.com.

To access the conference call, listeners should proceed as follows:

1.	Click on the call link and complete the online registration form.

2.	Upon registering, you will receive dial-in information and a unique PIN to join the call as well as an email confirmation with details.

3.	Select a method for joining the call:

a.	Dial in: A dial in number and unique PIN are displayed to connect directly by phone.

b.	Call Me: Enter your phone number and click “Call Me” for an immediate callback from the system. The call will come from a U.S. number.

The call will also be available by clicking the webcast link.

About T1 Energy

T1 Energy Inc. (NYSE: TE) is an energy solutions provider building an integrated U.S. supply chain for solar and batteries. In December 2024, T1 completed a transformative transaction, positioning the Company as one of the leading solar manufacturing companies in the United States, with a complementary solar and battery storage strategy. Based in the United States with plans to expand its operations in America, the Company is also exploring value optimization opportunities across its portfolio of assets in Europe.

To learn more about T1, please visit www.T1energy.com and follow us on social media.

Investor contact:

Jeffrey Spittel

EVP, Investor Relations and Corporate Development

jeffrey.spittel@T1energy.com

Tel: +1 409 599-5706

Media contact:

Russell Gold

EVP, Strategic Communications
russell.gold@T1energy.com

Tel: +1 214 616-9715

Cautionary Statement Concerning Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation with respect to the Company’s financial, production and operational guidance; the expected benefits of the agreement with Corning, including boosting the U.S. solar supply chain and the advancement of the Company’s FEOC compliance efforts; the positioning of the Company as a preeminent supplier of American solar modules at time of rising demand; the impact of the OBBB on customer demand; the timeline for start of construction and development of G2_Austin and potential financing sources for the project; the Company’s ability to align its business plan, strategy, capital structure and supply chain with the OBBB to maintain 45X tax credits eligibility; rising demand in domestic solar; the impact on the Company of uncertainties related to implementation of AD/CVDs, reciprocal tariffs, supply chain impacts, and customer safe harboring backlogs; and the Company’s wind down of its legacy European operations in a manner that maximizes value. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual future events, results, or achievements to be materially different from the Company’s expectations and projections expressed or implied by the forward-looking statements. Important factors include, but are not limited to, those discussed under the caption “Risk Factors” in (i) T1’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 31, 2025, as amended and supplemented by Amendment No. 1 on Form 10-K/A filed with the SEC on April 30, 2025, (ii) T1’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025 filed with the SEC on May 15, 2025, as amended and supplemented by Amendment No. 1 on Form 10-Q/A filed with the SEC on August 18, 2025, (iii) T1’s Quarterly Report on Form 10-Q for the period ended June 30, 2025, filed with the SEC on August 19, 2025, (iv) T1’s Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 filed with the SEC on January 4, 2024, and (v) T1’s Registration Statement on Form S-4 filed with the SEC on September 8, 2023 and subsequent amendments thereto filed on October 13, 2023, October 19, 2023 and October 31, 2023.

All of the above referenced filings are available on the SEC’s website at www.sec.gov. Forward-looking statements speak only as of the date of this press release and are based on information available to the Company as of the date of this press release, and the Company assumes no obligation to update such forward-looking statements, all of which are expressly qualified by the statements in this section, whether as a result of new information, future events or otherwise, except as required by law.

T1 intends to use its website as a channel of distribution to disclose information which may be of interest or material to investors and to communicate with investors and the public. Such disclosures will be included on T1’s website in the ‘Investor Relations’ section. T1, and its CEO and Chairman of the Board, Daniel Barcelo, also intend to use certain social media channels, including, but not limited to, X, LinkedIn, and Instagram, as means of communicating with the public and investors about T1, its progress, products, and other matters. While not all the information that T1 or Daniel Barcelo post to their respective digital platforms may be deemed to be of a material nature, some information may be. As a result, T1 encourages investors and others interested to review the information that it and Daniel Barcelo posts and to monitor such portions of T1’s website and social media channels on a regular basis, in addition to following T1’s press releases, SEC filings, and public conference calls and webcasts. The contents of T1’s website and its and Daniel Barcelo’s social media channels shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

T1 ENERGY INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

(Unaudited)

	June 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$8,451	$72,641
Restricted cash	31,054	4,004
Accounts receivable trade, net - related parties	34,584	—
Government grants receivable, net	44,657	687
Inventory	326,222	274,549
Advances to suppliers	146,107	164,811
Other current assets	2,402	1,569
Current assets of discontinued operations	51,048	64,909
Total current assets	644,525	583,170
Restricted cash	7,159	—
Property and equipment, net	296,729	285,187
Goodwill	60,923	74,527
Intangible assets, net	256,575	281,881
Right-of-use asset under operating leases	147,991	111,081
Total assets	$1,413,902	$1,335,846
LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$73,167	$61,708
Accrued liabilities and other	63,354	91,346
Deferred revenue	90,943	48,155
Derivative liabilities	805	14,905
Current portion of long-term debt	46,758	42,867
Current portion of long-term debt - related party	66,500	51,500
Payables to related parties	130,654	52,534
Current liabilities of discontinued operations	39,616	51,009
Total current liabilities	511,797	414,024
Long-term deferred revenue	28,000	32,000
Convertible note - related party	80,698	80,698
Operating lease liability	139,624	101,787
Long-term debt	166,371	188,316
Long-term debt - related party	230,880	238,896
Deferred tax liability	14,233	21,227
Other long-term liabilities	8,236	21,761
Total liabilities	1,179,839	1,098,709
Commitments and contingencies
Redeemable preferred stock
Convertible series A preferred stock, $0.01 par value, 5,000 issued and outstanding as of both June 30, 2025 and December 31, 2024 (includes accrued dividends and accretion of $1,869 and $87 as of June 30, 2025 and December 31, 2024, respectively)	50,157	48,375
Stockholders’ equity:
Common stock, $0.01 par value, 155,938 issued and outstanding as of June 30, 2025 and 155,928 issued and outstanding as of December 31, 2024	1,559	1,559
Additional paid-in capital	975,161	971,416
Accumulated other comprehensive loss	(19,428)	(58,975)
Accumulated deficit	(773,386)	(725,238)
Total equity	183,906	188,762
Total liabilities, redeemable preferred stock and equity	$1,413,902	$1,335,846

T1 ENERGY INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except per share amounts)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
Net sales	$66,465	$—	$66,465	$—
Net sales - related party	66,302	—	119,754	—
Total net sales	132,767	—	186,219	—
Cost of sales	100,006	—	135,677	—
Gross profit	32,761	—	50,542	—
Selling, general and administrative	61,972	13,684	103,364	28,688
Loss from continuing operations	(29,211)	(13,684)	(52,822)	(28,688)
Other (expense) income:
Warrant liability fair value adjustment	(220)	52	1,347	198
Derivative liabilities fair value adjustment	1,048	—	26,277	—
Interest (expense) income, net	(8,045)	1,148	(17,898)	2,553
Foreign currency transaction (loss) gain	(30)	20	(44)	574
Other (expense) income, net	(1,369)	2,128	(1,335)	3,722
Total other (expense) income	(8,616)	3,348	8,347	7,047
Loss from continuing operations before income taxes	(37,827)	(10,336)	(44,475)	(21,641)
Income tax benefit (expense)	5,979	(11)	8,492	(11)
Net loss from continuing operations	(31,848)	(10,347)	(35,983)	(21,652)
Net loss from discontinued operations, net of tax	(61)	(16,814)	(12,165)	(34,199)
Net loss	(31,909)	(27,161)	(48,148)	(55,851)
Net loss attributable to non-controlling interests	—	174	—	321
Preferred dividends and accretion	(891)	—	(1,782)	—
Net loss attributable to common stockholders	$(32,800)	$(26,987)	$(49,930)	$(55,530)

Weighted average shares of common stock outstanding - basic and diluted	155,938	140,107	155,936	139,905
Net loss per share from continuing operations - basic and diluted	$(0.20)	$(0.07)	$(0.23)	$(0.15)
Net loss per share from discontinued operations - basic and diluted	$—	$(0.12)	$(0.08)	$(0.24)
Net loss per share attributable to common stockholders - basic and diluted	$(0.21)	$(0.19)	$(0.32)	$(0.40)

Other comprehensive loss:
Net loss	$(31,909)	$(27,161)	$(48,148)	$(55,851)
Foreign currency translation adjustments	13,482	4,862	39,547	(21,182)
Total comprehensive loss	(18,427)	(22,299)	(8,601)	(77,033)
Comprehensive loss attributable to non-controlling interests	—	174	—	321
Preferred dividends and accretion	(891)	—	(1,782)	—
Comprehensive loss attributable to common stockholders	$(19,318)	$(22,125)	$(10,383)	$(76,712)

T1 ENERGY INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six months ended June 30,
	2025	2024
Cash flows from operating activities:
Net loss	$(48,148)	$(55,851)
Adjustments to reconcile net loss to cash used in operating activities:
Share-based compensation expense	5,220	5,044
Depreciation and amortization	43,598	4,578
Change in fair value of derivative liabilities	(26,277)	—
Gain on sale of property and equipment	(5,675)	—
Accretion of discount on long-term debt	7,923	—
Reduction in the carrying amount of right-of-use assets	3,259	732
Warrant liability fair value adjustment	(1,347)	(198)
Deferred income taxes	(6,994)	—
Share of net loss of equity method investee	425	334
Foreign currency transaction net unrealized gain	251	(1,188)
Other	2,882	—
Changes in assets and liabilities:
Inventory	(51,673)	—
Advances to suppliers and other current assets	29,904	2,038
Accounts receivable trade	(34,584)	—
Government grants receivable	(43,970)	—
Accounts payable, accrued liabilities and other	75,035	310
Deferred revenue	38,788	—
Net cash used in operating activities	(11,383)	(44,201)
Cash flows from investing activities:
Proceeds from the return of property and equipment deposits	1,202	22,735
Purchases of property and equipment	(51,943)	(29,099)
Proceeds from the sale of property and equipment	50,000	—
Net cash used in investing activities	(741)	(6,364)
Cash flows from financing activities:
Repayment of debt	(14,874)	—
Debt fees paid	(3,760)	—
Net cash used in financing activities	(18,634)	—
Effect of changes in foreign exchange rates on cash, cash equivalents, and restricted cash	777	(3,640)
Net decrease in cash, cash equivalents, and restricted cash	(29,981)	(54,205)
Cash, cash equivalents, and restricted cash at beginning of period	76,645	275,742
Cash, cash equivalents, and restricted cash at end of period	$46,664	$221,537